Exhibit 8

Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation	Percentage Ownership
Bijie Feishang Energy Co., Ltd.	People’s Republic of China	100% (held by Guizhou Puxin)
Guizhou Dayun Mining Co., Ltd.	People’s Republic of China	100% (held by Yangpu Dashi)
Guizhou Fuyuantong Energy Co., Ltd.	People’s Republic of China	100% (held by Smartact)
Guizhou Nayong Dayuan Coal Mining Co., Ltd.	People’s Republic of China	99% (held by Guizhou Puxin)
Guizhou Puxin Energy Co., Ltd.	People’s Republic of China	100% (held by Guizhou Fuyuantong)
Guizhou Yongfu Mining Co., Limited	People’s Republic of China	70% (held by Guizhou Puxin)
Hainan Yangpu Dashi Industrial Co., Limited	People’s Republic of China	100% (held by Guizhou Puxin)
Hong Kong Smartact Limited	Hong Kong Special Administrative Region	100% (held by the Registrant)
Jinsha Baiping Mining Co., Ltd.	People’s Republic of China	70% (held by Guizhou Puxin)
Jinsha Juli Energy Co., Ltd.	People’s Republic of China	100% (99% held by Guizhou Puxin and 1% held by Beijie Feishang)
Liuzhi Linjiaao Coal Mining Co., Ltd.	People’s Republic of China	99% (held by Guizhou Puxin)
Liuzhi Xinsong Coal Mining Co., Ltd.	People’s Republic of China	99% (held by Guizhou Puxin)
Nayong Gouchang Coal Mining Co., Ltd.	People’s Republic of China	99% (held by Guizhou Puxin)
Shenzhen Chixin Information Consulting Co., Ltd.	People’s Republic of China	100% (held by Guizhou Puxin)